UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2020

Date of Report (Date of earliest event reported)

AGAPE ATP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-220144	36-4838886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1705 – 1708, Level 17, Tower 2,

Faber Towers, Jalan Desa

Bahagia,

Taman Desa, 58100 Kuala

Lumpur, Malaysia

(Address of principal executive offices)

+(60) 192230099

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AATP	OTC Markets

Item 1.01 Entry into Material Definitive Agreement.

On March 3, 2020, Agape ATP Corporation wholly-owned subsidiary Agape ATP International Holding Limited (the “Seller”) entered into a Share Sale and Purchase Agreement (the “Agreement”) with Dato’ Sri Dr. How Kok Choong (the “Buyer”) whereby the Seller sold 500,000 shares held in Unreserved Sdn Bhd (the “Company”) to the Buyer in consideration for USD730,637. A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Sale and Purchase Agreement, dated March 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGAPE ATP CORPORATION

Date: March 6, 2020	By:	/s/ Dr. How Kok Choong
Dr. How Kok Choong
President and Chief Executive Officer (Principal Executive Officer)